UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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☐	Soliciting Material Pursuant to §240.14a-12
LI-CYCLE HOLDINGS CORP.

(Name of Registrant as Specified in Its Charter)

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Li-Cycle to Host Annual General and Special Meeting of Shareholders on
Thursday, May 23, 2024 at 8:30 a.m. (ET)

TORONTO, Canada (April 12, 2024) – Li-Cycle Holdings Corp. (NYSE: LICY) (“Li-Cycle” or the “Company”), a leading global lithium-ion battery resource recovery company, will hold its 2024 annual general and special meeting of shareholders (the “Meeting”) on Thursday, May 23, 2024 at 8:30 a.m. (Eastern Time) in a virtual format, via live audio webcast. All interested parties are invited to attend the Meeting by using the live webcast link here: http://www.virtualshareholdermeeting.com/LICY2024. Only registered shareholders and duly appointed proxyholders as of the record date on April 8, 2024 will be entitled to vote and ask questions at the Meeting.

Meeting Materials

The Company’s Meeting materials are available at http://www.ProxyVote.com, on Li-Cycle’s website at Li-Cycle - Investor Relations, on EDGAR at www.sec.gov, and on SEDAR+ at www.sedarplus.com.

In support of Li-Cycle’s commitment to environmental sustainability and to reduce its printing and mailing costs, the Company is using notice-and-access procedures for the delivery of Meeting materials. Under notice-and-access, the Company is delivering the Meeting materials over the Internet, and sending a notice to shareholders with instructions on how to access the materials on the Internet, as well as instructions on obtaining a paper copy.

Your vote is important. Whether or not you plan to virtually attend the Meeting, please vote as soon as possible by one of the methods described in the Meeting materials, to ensure that your shares are represented and voted at the Meeting. The deadline to vote via the Internet or by phone prior to the Meeting is May 21, 2024, at 8:30 a.m. (Eastern Time).

Annual Report on Form 10-K

Li-Cycle has also filed its Annual Report on Form 10-K for the year ended December 31, 2023, including the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2023 and related management’s discussion and analysis. This is available for download from the Investors section of the Company website at Li-Cycle - Investor Relations. It is also available on EDGAR at www.sec.gov and on SEDAR+ at www.sedarplus.com.

About Li-Cycle Holdings Corp.

Li-Cycle (NYSE: LICY) is a leading global lithium-ion battery resource recovery company. Established in 2016, and with major customers and partners around the world, Li-Cycle’s mission is to recover critical battery-grade materials to create a domestic closed-loop battery supply chain for a clean energy future. The Company leverages its innovative, sustainable and patent-protected Spoke & Hub Technologies™ to recycle all different types of lithium-ion batteries. At our Spokes, or pre-processing facilities, we recycle battery manufacturing scrap and end-of-life batteries to produce black mass, a powder-like substance which contains a number of valuable metals, including lithium, nickel and cobalt. At our future Hubs, or post-processing facilities, we plan to process black mass to produce critical battery-grade materials, including lithium carbonate, for the lithium-ion battery supply chain. For more information, visit https://li-cycle.com/.

Contacts
Investor Relations
Nahla A. Azmy
Sheldon D’souza
investors@li-cycle.com

Media
Louie Diaz
media@li-cycle.com

Forward-Looking Statements

Certain statements contained in this press release may be considered “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, Section 21 of the U.S. Securities Exchange Act of 1934, as amended, and applicable Canadian securities laws. Forward-looking statements may generally be identified by the use of words such as “believe”, “may”, “will”, “continue”, “anticipate”, “intend”, “expect”, “should”, “would”, “could”, “plan”, “potential”, “future”, “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements in this press release include but are not limited to statements about the 2024 annual general and special meeting of shareholders of Li-Cycle. These statements are based on various assumptions, whether or not identified in this press release, made by Li-Cycle management. There can be no assurance that such assumptions will prove to be correct and, as a result, actual results or events may differ materially from expectations expressed in or implied by the forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Li-Cycle and are not guarantees of future performance. Li-Cycle identifies the principal risks and uncertainties that affect its performance and the assumptions upon which the forward-looking information is based in the sections titled “Item 1A. Risk Factors”, “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Factors Affecting Li-Cycle’s Performance” and elsewhere in Li-Cycle’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (“SEC”) and the Ontario Securities Commission (“OSC”) in Canada on March 15, 2024 as well as in Li-Cycle’s subsequent filings the SEC and OSC. Li-Cycle assumes no obligation to update or revise any forward-looking statements, except as required by applicable law. These forward-looking statements should not be relied upon as representing Li-Cycle’s assessment as of any date subsequent to the date of this press release.